UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2006

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9990 Princeton Road, Cincinnati, OH		45246
(Address of principal executive offices)		(Zip code)

513-874-8741

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2006, Pierre Foods, Inc. (the “Company”), Richard S. Cawrse, Jr. (“Shareholder”), Clovervale Farms, Inc., an Ohio corporation (“Clovervale Farms”), Cawrse Properties, LLC, an Ohio limited liability company (“Cawrse Properties”), and Clovervale Realty, Inc., an Ohio corporation (“Clovervale Realty”), entered into a Share and Asset Purchase Agreement pursuant to which the Company and its subsidiary will acquire all of the issued and outstanding capital stock of Clovervale Farms and certain of the real property used in the business of Clovervale Farms.  Clovervale Farms manufactures and sells a variety of food items including individually proportioned entrees, vegetables, sandwiches, fruits, cobblers, peanut butter and jelly bars, sandwiches and cups, sherbets, apple sauce, and other similar products through various customer channels including schools, military, hospitals, and senior citizen meal programs.  The aggregate purchase price is $22,800,000, subject to a post-closing working capital adjustment.  The Share and Asset Purchase Agreement includes representations and warranties of Shareholder and post-closing indemnification by Shareholder for breaches of those representations and warranties and certain other specified matters.  There are no material relationships between the Company and its affiliates and Shareholder, Clovervale Farms, Cawrse Properties, Clovervale Realty and their affiliates other than the Share and Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date: August 18, 2006	By	Joseph W. Meyers
Joseph W. Meyers
Vice President, Finance